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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported)  April 22, 2005

                                  MetLife, Inc.
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             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)

            1-15787                                      13-4075851
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    (Commission File Number)                   (IRS Employer Identification No.)


      200 Park Avenue, New York, New York                      10166-0188
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   (Address of Principal Executive Offices)                    (Zip Code)

                                  212-578-2211
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              (Registrant's Telephone Number, Including Area Code)

                                       N/A
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          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01  Entry into a Material Definitive Agreement.

     On April 22, 2005, MetLife, Inc., a Delaware corporation (the "Company"), and MetLife Funding, Inc., a Delaware corporation and wholly-owned subsidiary of the Company ("Funding," and together with the Company, the "Borrowers"), entered into a Five-Year $1,500,000,000 Credit Agreement (the "Credit Agreement") among the Borrowers, a group of banks as lenders, Bank of America, N.A., as administrative agent and letter of credit issuer, Wachovia Bank, National Association, as syndication agent, Citibank, N.A., Deutsche Bank AG New York Branch and JPMorgan Chase Bank, N.A., as co-documentation agents, and Wachovia Capital Markets, LLC and Banc of America Securities, LLC as joint lead arrangers and book managers. The proceeds of the Credit Agreement will be used for general corporate purposes and to support the Borrowers' commercial paper programs. All borrowings must be repaid by April 22, 2010, except that letters of credit outstanding on that date may remain outstanding until April 22, 2011. This Credit Agreement replaces a $1 billion credit agreement expiring in 2005.

     Borrowings under the Credit Agreement are available upon customary terms and conditions for facilities of this type, including a requirement that the Company represent that no "default," as defined in the Credit Agreement, has occurred and is continuing at the time of a new borrowing under the Credit Agreement. The amount available under the Credit Agreement may be increased to a maximum amount of $2,000,000,000, provided that no "event of default," as defined in the Credit Agreement, has occurred and is continuing. The Company is required to maintain a consolidated net worth of $15 billion, and Metropolitan Life Insurance Company, a wholly-owned subsidiary of the Company, must maintain adjusted statutory surplus of $7.75 billion. Amounts due under the Credit Agreement may be accelerated upon an event of default, such as a breach of a representation or covenant or the occurrence of bankruptcy, if not otherwise waived or cured.

     On April 25, 2005, the Company entered into a $2,000,000,000 Amended and Restated Five-Year Letter of Credit and Reimbursement Agreement (the "L/C Agreement"), among the Company, The Travelers Life and Annuity Reinsurance Company, a South Carolina corporation ("TLARC"), a group of banks, financial institutions and other institutional lenders as lenders, Citibank, N.A. and Wachovia Bank, National Association ("Wachovia"), as co-administrative agents, Wachovia, as paying agent, BNP Paribas and Lloyds TSB Bank Plc, as co-syndication agents, Danske Bank A/G, as documentation agent, and Citigroup Global Markets Inc. and Wachovia Capital Markets, LLC, as joint lead arrangers and joint bookrunners. Under the L/C Agreement, the Company agreed to unconditionally guarantee TLARC's reimbursement obligations with respect to reinsurance letters of credit issued pursuant to the L/C Agreement. The L/C Agreement amends an agreement under which Citigroup Insurance Holding Company, the parent company of TLARC, is the guarantor of TLARC's reimbursement obligations, but the Company does not replace Citigroup Insurance Holding Company as guarantor, and letters of credit continue to be issued under the existing unamended agreement, until the closing of the acquisition by the Company of TLARC and certain of its affiliates. The Agreement expires five years after that closing.

     Borrowings under the L/C Agreement are available upon customary terms and conditions for facilities of this type, including a requirement that the Company represent that no "default" or "event of default," each as defined in the L/C Agreement, has occurred and is continuing at the time of a new borrowing under the L/C Agreement. The Company is required to maintain a consolidated net worth of $15 billion, and The Travelers Insurance Company, a wholly-owned subsidiary of Citigroup Insurance Holding Company, is required to maintain a risk based capital ratio of 2.5 to 1. Amounts due under the L/C Agreement may be accelerated upon an event of default, such as a breach of a representation or covenant or the occurrence of bankruptcy, if not otherwise waived or cured.

     The lenders and the agents (and their respective subsidiaries or affiliates) under the Credit Agreement and L/C Agreement have in the past provided, and may in the future provide, investment banking, underwriting, lending, commercial banking, trust and other advisory services to the Company, its subsidiaries or affiliates. These parties have received, and may in the future receive, customary compensation from the Company, its subsidiaries or affiliates, for such services.

     The foregoing descriptions of the Credit Agreement and L/C Agreement are not complete and are qualified in their entirety by reference to the Credit Agreement and L/C Agreement, which are filed hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     The information set forth in Item 1.01 is incorporated herein by reference.


Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     On April 26, 2005, the Company announced the election of C. Robert Henrikson to the Company's Board of Directors, effective as of that date. Mr. Henrikson has been appointed to serve on the Public Responsibility Committee and the Executive Committee of the Company's Board of Directors. Mr. Henrikson will also be elected to the Board of Directors of Metropolitan Life Insurance Company and will serve on its Executive Committee and Investment Committee.

 A copy of the press release issued by the Company on April 26, 2005 (the "April 26, 2005 Press Release") announcing Mr. Henrikson's election, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

     Also on April 26, 2005, the Board of Directors of the Company appointed Steven A. Kandarian, age 53, as Executive Vice President and Chief Investment Officer of the Company. Mr. Kandarian's compensation is being provided for under the terms of the Company's previously disclosed compensation programs. In the event the Company enters into an employment continuation agreement with Mr. Kandarian, it will file this agreement once it has been executed.
Mr. Kandarian replaces Leland C. Launer, Jr., effective as of April 26, 2005, who became President, Institutional Business on March 10, 2005.

     Mr. Kandarian is the former Executive Director of Pension Benefit Guaranty Corporation ("PBGC"), a government corporation with over 2,000 employees that provides insurance for defined benefit pension plans nationwide. Prior to joining PBGC, Mr. Kandarian was founder and managing partner of Orion Partners, LP, where he managed a private equity fund specializing in venture capital and corporate acquisitions. Prior to founding Orion Partners, LP, Mr. Kandarian was managing director of Lee Capital Holdings, a private equity firm based in Boston.

None of PBGC, Orion Partners, LP or Lee Capital Holdings is a parent, subsidiary or affiliate of the Company.

Item 8.01 Other Events.

     In the April 26, 2005 Press Release, the Company announced that its Chairman and Chief Executive Officer, Robert H. Benmosche, will retire in the spring of 2006, and that the Board of Directors named C. Robert Henrikson to succeed Mr. Benmosche. A copy of the April 26, 2005 Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

     On April 27, 2005, the Company issued a press release announcing that it filed a universal shelf registration statement with the Securities and Exchange Commission covering $11 billion of securities. An additional approximately $3.9 billion of registered but unissued securities remaining from the Company's prior shelf registration statement is being included in the shelf registration. The shelf registration will permit the offer and sale, from time to time, of a wide range of debt and equity securities, including preferred securities of a subsidiary trust guaranteed by the Company. The terms of any offering will be established at the time of the offering. A copy of this press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

     (a) Not applicable.

     (b) Not applicable.

     (c) 10.1 Five-Year $1,500,000,000 Credit Agreement, dated as of April 22, 2005, among MetLife, Inc. and MetLife Funding, Inc., as borrowers, and other parties signatory thereto.

         10.2 $2,000,000,000 Amended and Restated Five-Year Letter of Credit and Reimbursement Agreement, dated as of April 25, 2005, among MetLife, Inc., The Travelers Life and Annuity Reinsurance Company, and other parties signatory thereto.

         99.1 Press release of MetLife, Inc. dated April 26, 2005 regarding election of director and executive succession.

         99.2 Press release of MetLife, Inc. dated April 27, 2005 regarding filing of shelf registration statement.
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                METLIFE, INC.

                                By:   /s/ Gwenn L. Carr
                                      ------------------------------------------
                                      Name: Gwenn L. Carr
                                      Title: Senior Vice-President and Secretary

Date: April 28, 2005



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                                 EXHIBIT INDEX
                                 -------------

Exhibit
Number          Exhibit
-------         -------
10.1            Five-Year $1,500,000,000 Credit Agreement, dated as of April
                22, 2005, among MetLife, Inc. and MetLife Funding, Inc., as borrowers, and other parties signatory thereto.

10.2 $2,000,000,000 Amended and Restated Five-Year Letter of Credit and Reimbursement Agreement, dated as of April 25, 2005, among MetLife, Inc., The Travelers Life and Annuity Reinsurance Company, and other parties signatory thereto.

99.1 Press release of MetLife, Inc. dated April 26, 2005 regarding election of director and executive succession.

99.2 Press release of MetLife, Inc. dated April 27, 2005 regarding filing of shelf registration statement.